UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2017

Vanguard Natural Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33756	80-0411494
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5847 San Felipe, Suite 3000

Houston, Texas 77057

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 327-2255

 (Former name or former address, if changed since last report.)

Vanguard Natural Resources, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note:

As previously disclosed, Vanguard Natural Resources, LLC (“Old Vanguard”) and certain subsidiaries (such subsidiaries (including the Company (as defined below)), together with the Old Vanguard, the “Debtors”) filed voluntary petitions for relief (the cases commenced thereby, the “Chapter 11 Cases”) under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Chapter 11 Cases are being administered under the caption In re Vanguard Natural Resources, LLC et al.

On July 18, 2017, the Bankruptcy Court entered the Order Confirming Debtors’ Modified Second Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “Confirmation Order”), which approved and confirmed the Debtors’ Modified Second Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “Plan”). The Plan and Confirmation Order were previously filed as Exhibits 2.1 and 99.1 to Old Vanguard’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 19, 2017, and they are hereby incorporated by reference as Exhibits 2.1 and 99.1 to this Current Report on Form 8-K15D5 (this “Form 8-K15D5”).

On August 1, 2017 (the “Effective Date”), the Debtors substantially consummated the Plan and emerged from their Chapter 11 Cases. As part of the transactions undertaken pursuant to the Plan, Old Vanguard transferred all of its membership interests in Vanguard Natural Gas, LLC (“VNG”), a Kentucky limited liability company, Old Vanguard’s wholly owned first-tier subsidiary to Vanguard Natural Resources, Inc., a Delaware corporation (formerly known as VNR Finance Corp. and an affiliate of Old Vanguard (“New VNR”, or the “Company”)). VNG directly or indirectly owned all of the other subsidiaries of Old Vanguard. As a result of the foregoing and certain other transactions, New VNR is no longer a subsidiary of Old Vanguard and now owns all of the former subsidiaries of Old Vanguard. Following the end of the current fiscal year, we expect that Old Vanguard will be dissolved. Following the completion of these transactions, the Company became the successor issuer to Old Vanguard for purposes of and pursuant to Rule 15d-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Prior to the consummation of the transactions undertaken pursuant to the Plan, the Company (as VNR Finance Corp.) was the co-issuer of Old Vanguard’s debt securities and did not have any independent assets or operations. As described below, Old Vanguard’s 7.875% Senior Notes due 2020 and 8 3/8% Senior Notes due 2019 were cancelled pursuant to the Plan. However, New VNR issued, and its subsidiaries guaranteed, new second lien notes due 2024 in the aggregate principal amount of $80.7 million in satisfaction of certain claims of the holders of the old second lien notes co-issued by Old Vanguard and New VNR.

This Form 8-K15D5 is being filed by the Company as the initial report of the Company to the SEC and as notice that the Company is the successor issuer to Old Vanguard under the Exchange Act. The Company is thereby deemed subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder, and in accordance therewith will file reports and other information with the SEC.

In connection with the effectiveness of the Plan on the Effective Date, the Company entered into the agreements and consummated the other transactions described in this Form 8-K15D5. The first periodic report to be filed by the Company with the SEC will be its Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.

Item 1.01	Entry into a Material Definitive Agreement

Exit Facility

VNG, as borrower, has entered into that certain Fourth Amended and Restated Credit Agreement dated as of August 1, 2017 (the “Exit Facility”), by and among VNG as borrower, Citibank, N.A. as administrative agent (the “Administrative Agent”) and Issuing Bank, and the lenders party thereto (the “Lenders”). Pursuant to the Credit Agreement, the lenders party thereto agreed to provide VNG with $850 million exit senior secured reserve-based revolving credit facility (the “Revolving Loans”). The initial borrowing base available under the Credit Agreement as of the Effective Date is $850 million and the aggregate principal amount of Revolving Loans outstanding under the Credit Agreement as of the Effective Date is $850 million. The Credit Agreement also includes an additional $125 million senior secured term loan (the “Term Loan”). The next borrowing base redetermination is scheduled for August of 2018.

The maturity date of the Exit Facility is February 1, 2021 with respect to the Revolving Loans and May 1, 2021 with respect to the Term Loan. Until the maturity date for the Term Loan, the Term Loan shall bear an interest rate equal to 6.50% for an Alternate Base Rate loan or 7.50% for a Eurodollar loan. Until the maturity date for the Revolving Loans, the Revolving Loans shall bear interest at a rate per annum equal to (i) the alternative base rate plus an applicable margin of 1.75% to 2.75%, based on the borrowing base utilization percentage under the Exit Facility or (ii) adjusted LIBOR plus an applicable margin of 2.75% to 3.75%, based on the borrowing base utilization percentage under the Exit Facility.

Unused commitments under the Exit Facility will accrue a commitment fee of 0.500%, payable quarterly in arrears.

VNG may elect, at its option, to prepay any borrowing outstanding under the Revolving Loans without premium or penalty (except with respect to any break funding payments which may be payable pursuant to the terms of the Exit Facility). VNG may be required to make mandatory prepayments of the Revolving Loans in connection with certain borrowing base deficiencies.

Additionally, if (i) VNG has outstanding borrowings, undrawn letters of credit and reimbursement obligations in respect of letters of credit in excess of the aggregate revolving commitments or (ii) unrestricted cash and cash equivalents of VNG and the Guarantors (as defined below) exceeds $35 million as of the close of business on the most recently ended business day, VNG is also required to make mandatory prepayments, subject to limited exceptions.

The obligations under the Exit Facility are guaranteed by New VNR and all of VNG’s subsidiaries (the “Guarantors”), subject to limited exceptions, and secured on a first-priority basis by substantially all of VNG’s and the Guarantors’ assets, including, without limitation, liens on at least 95% of the total value of VNG’s and the Guarantors’ oil and gas properties, and pledges of stock of all other direct and indirect subsidiaries of VNG, subject to certain limited exceptions. The first lien pledge and security agreement of the Company is filed as Exhibit 10.2 this Current Report on Form 8-K15D5.

The Exit Facility contains certain customary representations and warranties, including, without limitation: organization; powers; authority; enforceability; approvals; no conflicts; financial condition; no material adverse change; litigation; environmental matters; compliance with laws and agreements; no defaults; no borrowing base deficiency; Investment Company Act; taxes; ERISA; disclosure; no material misstatements; insurance; restrictions on liens; locations of businesses and offices; properties and titles; maintenance of properties; gas imbalances; prepayments; marketing of production; swap agreements; use of proceeds; solvency; money laundering; anti-corruption laws and sanctions.

The Exit Facility also contains certain affirmative and negative covenants, including, without limitation: delivery of financial statements; notices of material events; existence and conduct of business; payment of obligations; performance of obligations under the Exit Facility and the other loan documents; operation and maintenance of properties; maintenance of insurance; maintenance of books and records; compliance with laws and regulations; compliance with environmental laws and regulations; delivery of reserve reports; delivery of title information; requirement to grant additional collateral; compliance with ERISA; maintenance of commodity price risk management policy; requirement to maintain commodity swaps; maintenance of treasury management; restrictions on indebtedness; liens; dividends and distributions; repayment of permitted unsecured debt; amendments to certain agreements; investments; change in the nature of business; leases (including oil and gas property leases); sale or discount of receivables; mergers; sale of properties; termination of swap agreements; transactions with affiliates; negative pledges; dividend restrictions; marketing activities; gas imbalances; take-or-pay or other prepayments; swap agreements and transactions, and passive holding company status.

The Exit Facility also contains certain financial covenants, including the maintenance of (i) the ratio of consolidated first lien debt of VNG and the Guarantors as of the date of determination to EBITDA for the most recently ended four consecutive fiscal quarter period for which financial statements are available of (a) 4.75 to 1.00 as of the last of any fiscal quarter ending from July 1, 2018 through December 31, 2018, (b) 4.50 to 1.00 as of the last day of any fiscal quarter ending from January 1, 2019 through December 31, 2019, (c) 4.25 to 1.00 as of the last day of any fiscal quarter ending from January 1, 2020 through September 30, 2020, and (d) 4.00 to 1.00 as of the last day of any fiscal quarter ending thereafter; (ii) an asset coverage ratio of not less than 1.25 to 1.00 as tested on each January 1 and July 1 for the period from August 1, 2017 until August 1, 2018; and (iii) a current ratio, determined as of the last day of each fiscal quarter for the four fiscal-quarter period then ending, commencing with the fiscal quarter ending December 31, 2017, of not less than 1.00:1.00.

The Exit Facility also contains certain events of default, including, without limitation: non-payment; breaches of representations and warranties; non-compliance with covenants or other agreements; cross-default to material indebtedness; judgments; change of control; and voluntary and involuntary bankruptcy.

The foregoing description of the Exit Facility does not purport to be complete and is qualified in its entirety by reference to the Exit Facility filed as Exhibit 10.1 to this Current Report on Form 8-K15D5 and incorporated into this Item 1.01 by reference.

Amended and Restated Indenture, New Second Lien Notes and Security Agreements

New Second Lien Notes Indenture

On August 1, 2017, the Company issued approximately $80.7 million aggregate principal amount of new 9.0% Senior Secured Second Lien Notes due 2024 (the “New Notes”) to certain eligible holders of their outstanding 7.0% Senior Secured Second Lien Notes due 2023 issued by Old Vanguard and New VNR (the “Existing Notes”) in full satisfaction of their claim of approximately $80.7 million related to the Existing Notes held by such holders. The New Notes were issued in accordance with the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) afforded by Section 4(a)(2) of the Securities Act.

The New Notes are governed by an Amended and Restated Indenture, dated as of August 1, 2017 (as amended, the “Amended and Restated Indenture”), by and among the Company, certain subsidiary guarantors of the Company (the “Guarantors”) and Delaware Trust Company, as Trustee (in such capacity, the “Trustee”) and as Collateral Trustee (in such capacity, the “Collateral Trustee”), which contains affirmative and negative covenants that, among other things, limit the ability of the Company and the Guarantors to (i) incur, assume or guarantee additional indebtedness or issue preferred stock; (ii) create liens to secure indebtedness; (iii) make distributions on, purchase or redeem the Company’s common stock or purchase or redeem subordinated indebtedness; (iv) make investments; (v) restrict dividends, loans or other asset transfers from the Company’s restricted subsidiaries; (vi) consolidate with or merge with or into, or sell substantially all of its properties to, another person; (vii) sell or otherwise dispose of assets, including equity interests in subsidiaries; (viii) enter into transactions with affiliates; or (ix) create unrestricted subsidiaries. These covenants are subject to important exceptions and qualifications. If the New Notes achieve an investment grade rating from each of Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc., no default or event of default under the Amended and Restated Indenture exists, and the Company delivers to the Trustee an officers’ certificate certifying such events, many of the foregoing covenants will terminate.

The Amended and Restated Indenture also contains customary events of default, including (i) default for thirty (30) days in the payment when due of interest on the New Notes; (ii) default in payment when due of principal of or premium, if any, on the New Notes at maturity, upon redemption or otherwise; and (iii) certain events of bankruptcy or insolvency with respect to the Company or any of restricted subsidiary of the Company that is a significant subsidiary or any group of restricted subsidiaries of the Company that taken together would constitute s significant subsidiary. If an event of default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding New Notes may declare all the New Notes to be due and payable immediately. If an event of default arises from certain events of bankruptcy or insolvency, with respect to the Company, any restricted subsidiary of the Company that is a significant subsidiary or any group of restricted subsidiaries of the Company that, taken together, would constitute a significant subsidiary, all outstanding New Notes will become due and payable immediately without further action or notice.

Interest is payable on the New Notes on February 15 and August 15 of each year, beginning on February 15, 2018. The New Notes will mature on February 15, 2024.

At any time prior to February 15, 2020, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the New Notes issued under the Amended and Restated Indenture, with an amount of cash not greater than the net cash proceeds of an equity offering, at a redemption price equal to 109.00% of the principal amount of the New Notes, together with accrued and unpaid interest, if any, to the redemption date; provided that (i) at least 65% of the aggregate principal amount of the New Notes originally issued under the Amended and Restated Indenture remain outstanding after such redemption, and (ii) the redemption occurs within one hundred eight (180) days of the equity offering.

On or after February 15, 2020, the New Notes will be redeemable, in whole or in part, at redemption prices equal to the principal amount multiplied by the percentage set forth below, plus accrued and unpaid interest:

Year	Percentage
2020	106.75%
2021	104.50%
2022	102.25%
2023 and thereafter	100.000%

In addition, at any time prior to February 15, 2020, the Company may on any one or more occasions redeem all or a part of the New Notes at a redemption price equal to 100% of the principal amount thereof, plus the Applicable Premium (as defined in the Amended and Restated Indenture) as of, and accrued and unpaid interest, if any, to the date of redemption.

In addition, upon a change of control of the Company, holders of the New Notes will have the right to require the Company to repurchase all or any part of their New Notes for cash at a price equal to 101% of the aggregate principal amount of the New Notes repurchased, plus any accrued and unpaid interest, if any.

The New Notes are secured by second-priority liens on all of the Company’s and the Guarantors’ assets that secure the Company’s revolving credit facility (such assets, the “Collateral”). The Collateral includes, among other things, (i) certain of the Company’s and the Guarantors’ oil and gas properties and other personal property, which will be mortgaged during a period after the date of the Amended and Restated Indenture as provided for therein, as well as (ii) a pledge of all equity interests in the Guarantors, pursuant to (a) the Amended and Restated Second Lien Pledge and Security Agreement, dated as of August 1, 2017 (the “Company’s Security Agreement”), among the Company and Delaware Trust Company, as collateral agent (the “Collateral Agent”), and (b) the Amended and Restated Second Lien Pledge and Security Agreement, dated as of August 1, 2017 (the “Guarantors’ Security Agreement”), among the Guarantors and the Collateral Agent. Pursuant to the terms of the Amended and Restated Intercreditor Agreement (as defined below), the security interest in the Collateral securing the New Notes and the guarantees are (i) contractually subordinated to liens that secure the Company’s revolving credit facility and certain other permitted indebtedness and (ii) contractually senior to the liens securing junior lien obligations. Consequently, the New Notes and the guarantees are effectively subordinated to the Exit Facility and such other indebtedness and effectively senior to any outstanding Existing Notes or other unsecured debt of the Company, in each case to the extent of the value of the Collateral. The second lien pledge and security agreements of the Company and the Guarantors, respectively, are filed as Exhibits 10.3 and 10.4 to this Current Report on Form 8-K15D5.

The foregoing description of the Amended and Restated Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K15D5 and is incorporated herein by reference.

Amended and Restated Intercreditor Agreement

On August 1, 2017, Citibank, N.A., as priority lien agent, and the Collateral Trustee entered into an Amended and Restated Intercreditor Agreement, which was acknowledged and agreed to by the Company and the Guarantors (the “Amended and Restated Intercreditor Agreement”), to govern the relationship of holders of the New Notes, the Lenders under the Company’s revolving credit facility and holders of other priority lien, second lien or junior lien obligations that the Company may issue in the future, with respect to the Collateral and certain other matters.

Under the Intercreditor Agreement, the Collateral Trustee may enforce or exercise any rights or remedies with respect to any Collateral, subject to a 180 day standstill period. However, the Collateral Trustee may not commence, or join with another party in commencing, any enforcement action with respect to any second-priority lien unless the first-priority liens have been discharged.

The foregoing description of the Intercreditor Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.5 to this Current Report on Form 8-K15D5 and is incorporated herein by reference.

Amended and Restated Collateral Trust Agreement

On August 1, 2017, the Company, the Guarantors, the Trustee and the Collateral Trustee entered into an Amended and Restated Collateral Trust Agreement (the “Amended and Restated Collateral Trust Agreement”) pursuant to which the Collateral Trustee will receive, hold, administer, maintain, enforce and distribute all of its liens upon the Collateral for the benefit of the current and future holders of the New Notes and other obligations secured on an equal and ratable basis with the New Notes, if any.

The foregoing description of the Amended and Restated Collateral Trust Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.6 to this Current Report on Form 8-K15D5 and is incorporated herein by reference.

Registration Rights Agreement

On the Effective Date, in accordance with the Plan and that certain Amended and Restated Backstop Commitment and Equity Investment Agreement, dated as of February 24, 2017, as amended and restated on May 23, 2017(as may have been further amended from time to time, the “Amended and Restated Backstop Commitment Agreement”), which was filed as Exhibit 10.2 to Old Vanguard’s Current Report on Form 8-K filed on June 8, 2017, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with certain recipients of shares of its common stock, par value $0.001 per share (“New Common Stock”) distributed on the Effective Date that were party to the Amended and Restated Backstop Commitment Agreement (including certain of their affiliates and related funds), in accordance with the terms set forth in the Plan (collectively, the “Registration Rights Holders”).

The Registration Rights Agreement requires the Company to file a shelf registration statement (“Initial Shelf Registration Statement”) within ninety (90) calendar days following the Effective Date that includes the Registrable Securities (as defined in the Registration Rights Agreement) whose inclusion has been timely requested, provided, however, that the Company is not required to file or cause to be declared effective an Initial Shelf Registration Statement unless the request from Registration Rights Holders amounts to at least 20% of all Registrable Securities. The Registration Rights Agreement also provides the Registration Rights Holders the ability to demand registrations or underwritten shelf takedowns subject to certain requirements and exceptions.

In addition, if the Company proposes to register shares of New Common Stock in certain circumstances, the Registration Rights Holders will have certain “piggyback” registration rights, subject to restrictions set forth in the Registration Rights Agreement, to include their shares of New Common Stock in the registration statement.

The Registration Rights Agreement also provides that (i) for so long as the Company is subject to the requirements to publicly file information or reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, the Company will timely file all information and reports with the SEC and comply with all such requirements and (b) if the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company will make available the information necessary to comply with Section 4(a)(7) of the Securities Act and Rule 144 and Rule 144A, if available with respect to resales of the Registrable Securities under the Securities Act, at all times, all to the extent required from time to time to enable Registration Rights Holders to sell Registrable Securities without registration under the Securities Act pursuant to the abovementioned exemptions or any other rule or regulation hereafter adopted by the SEC.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Registration Rights Agreement, which is filed as Exhibit 10.7 to this Form 8-K15D5 and incorporated by reference herein.

Warrant Agreement

On the Effective Date, the Company entered into a warrant agreement (the “Warrant Agreement”) with American Stock Transfer & Trust Company, LLC, as warrant agent, pursuant to which the Company issued (i) to electing holders of Old Vanguard’s (A) 7.875% Series A Cumulative Redeemable Perpetual Preferred Units (“Series A Preferred Units”), (B) 7.625% Series B Cumulative Redeemable Perpetual Preferred Units (“Series B Preferred Units”), and (C) 7.75% Series C Cumulative Redeemable Perpetual Preferred Units (“Series C Preferred Units” and, together with the Series A Preferred Units and Series B Preferred Units, the “Preferred Units”), three and a half year warrants (the “Preferred Unit New Warrants”), which will be exercisable to purchase up to 621,649.49 shares of the New Common Stock as of the Effective Date, subject to dilution; and (ii) to electing holders of Old Vanguard’s common units representing limited liability company interests (the “Common Units”), three and a half year warrants (the “Common Unit New Warrants” and, together with the Preferred Unit New Warrants, the “Warrants”) which will be exercisable to purchase up to 640,875.75 shares of the New Common Stock as of the Effective Date, subject to dilution. The expiration date of the Warrants will be February 1, 2021. The strike price for the Preferred Unit New Warrants is $44.25, and the strike price for the Common Unit New Warrants is $61.45.

The foregoing description of the Warrant Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Warrant Agreement, which is filed as Exhibit 10.8 to this Form 8-K15D5 and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement

In accordance with the Plan, on the Effective Date, the obligations of the Debtors with respect to the following indebtedness were cancelled and discharged:

•	Third Amended and Restated Credit Agreement dated as of September 30, 2011, by and among VNG as borrower, Citibank, N.A. as administrative agent, and the lenders party thereto;

•	The 7.0% Senior Secured Second Lien Notes due February 15, 2023, issued under the Indenture, dated as of February 10, 2016, among Old Vanguard and the Company, as issuers, the subsidiary guarantors named therein, as guarantors, and Delaware Trust Company, as trustee, as amended, supplemented or modified from time to time;

•	Indenture, dated as of May 27, 2011, by and among Vanguard Operating, LLC (previously Eagle Rock Energy Partners, L.P. and Energy Rock Energy Finance Corp.), as issuer, the guarantors named therein, and Wilmington Trust, N.A., as trustee, relating to the 8 3/8% Senior Notes due June 1, 2019 (the “Senior Notes due 2019”), as may be amended, restated, or otherwise supplemented from time to time; and

•	Indenture, dated as of April 4, 2012, among Old Vanguard and the Company, as issuers, the subsidiary guarantors named therein, as guarantors, and UMB Bank, N.A., as trustee, relating to the 7.875% Senior Notes due April 1, 2020 (the “Senior Notes due 2020” and, together with the Senior Notes due 2019, the “Senior Notes”), as amended, supplemented or modified from time to time.

On the Effective Date, except as otherwise specifically provided for in the Plan, the obligations of the Debtors, the guarantees, the indentures relating to the Senior Notes and any other certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in any of the Debtors giving rise to any claim or equity interest (except as provided under the Plan), were cancelled as to the Debtors and their affiliates, and the reorganized Company and its affiliates ceased to have any obligations thereunder.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The descriptions of the Credit Agreement and the Amended and Restated Indenture included under Item 1.01 of this Form 8-K15D5 are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

On the Effective Date, the Company issued the following in accordance with the Plan:

•	678,464 shares of New Common Stock were issued pro rata to holders of claims arising under the Senior Notes;

•	1,283,333 shares of New Common Stock were issued pro rata to holders of the Old Second Lien Notes in exchange for a fully committed $19.25 million investment;

•	678,405 shares of New Common Stock were issued to participants in the 1145 rights offering extended by the Debtors to certain holders of claims arising under the Senior Notes (including certain of the commitment parties party to the Backstop Commitment Agreement);

•	7,846,595 shares of New Common Stock were issued to participants who were eligible to participate in the accredited investor rights offering extended by the Debtors to certain holders of claims arising under the Senior Notes (including certain of the commitment parties party to the Backstop Commitment Agreement);

•	1,023,000 shares of New Common Stock were issued to commitment parties under the Amended and Restated Backstop Commitment Agreement in respect of the premium due thereunder;

•	8,525,000 shares of New Common Stock were issued to commitment parties under the Amended and Restated Backstop Commitment Agreement in connection with their backstop obligation thereunder together with 1,482,021 shares of New Common Stock reflecting shares purchased by such commitment parties in respect of unsubscribed shares in the rights offerings; and

•	20,983 shares of New Common Stock were issued to holders of Old Vanguard’s Preferred Units.

With the exception of New Common Stock described in the second, fourth and sixth bullets above, New Common Stock will be issued under the Plan pursuant to an exemption from the registration requirements of the Securities Act under Section 1145 of the Bankruptcy Code (an “1145 Exemption”). New Common Stock described in the second, fourth and sixth bullets above will be issued under the exemption from registration requirements of the Securities Act provided by Section 4(a)(2) thereof.

As of the Effective Date, there were 20.1 million shares of New Common Stock issued and outstanding.

Pursuant to the Plan, the Company will also issue the following series of Warrants pursuant to an 1145 Exemption:

•	To electing holders of Old Vanguard’s Preferred Units, three and a half year Preferred Unit New Warrants, which will be exercisable to purchase up to 621,649.49 shares of the New Common Stock as of the Effective Date, subject to dilution. The expiration date of the Preferred Unit New Warrants will be February 1, 2021, and the strike price is $44.25; and

•	To electing holders of Old Vanguard’s Common Units, three and a half year Common Unit New Warrants, which will be exercisable to purchase up to 640,875.75 shares of the New Common Stock as of the Effective Date, subject to dilution. The expiration date of the Common Unit New Warrants will be February 1, 2021, and the strike price is $61.45.

The Debtors distributed waiver election notices (the “Waiver Election Notices”) to holders of Old Vanguard’s Preferred Units and Common Units. The Company will delay the issuance of the Warrants to give such holders time to respond to the Waiver Election Notices.

A maximum of 44,220 shares of New Common Stock will be reserved to distribute to general unsecured creditors electing to have their general unsecured claims paid in New Common Stock, and will be issued thereto under an 1145 Exemption. If the elections of such general unsecured claims are found to be invalid, then ninety-seven percent (97%) of the remaining unissued shares will be issued pro rata to holders of claims arising under the Senior Notes and three percent (3%) of the remaining unissued shares will be issued pro rata to holders of Old Vanguard’s Preferred Units, in each case on account of their claims under the Plan pursuant to the 1145 Exemption.

The Company expects listing of the New Common Stock to commence on the OTCQX for the end of the third quarter of 2017.

Item 3.03	Material Modification to Rights of Security Holders

As provided in the Plan, the Company satisfied the claims of the holders of Old Vanguard’s Existing Notes by issuing the New Notes, and Old Vanguard’s Senior Notes were cancelled. All other notes, agreements, instruments, certificates, and other documents evidencing any claim against or interest in the Debtors were cancelled on the Effective Date and the obligations of the Debtors thereunder or in any way related thereto were fully released. For further information, see the Explanatory Note and Items 1.01, 1.02, and 5.03.

Item 5.01	Changes in Control of Registrant

Pursuant to the terms of the Plan, and as authorized by the Confirmation Order, on the Effective Date, Old Vanguard assigned all of its limited liability company interests in VNG to the Company pursuant to an Assignment and Assumption Agreement in exchange for the assumption of Old Vanguard’ s obligations and liabilities. The description in Item 5.02 of this Form 8-K15D5 of the departure and appointment of members of the Board pursuant to the Plan is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Non-Continuing Directors

Following the Effective Date and pursuant to the Plan, W. Richard Anderson, Bruce W. McCullough and Loren Singletary will not be members of the Board.

Appointment of Directors

On the Effective Date, by operation of the Plan, the Board will consist of six members of a single class, with terms expiring at the annual meeting of stockholders.

Scott W. Smith, age 59, is the President and Chief Executive Officer of the Company. He has served in such capacity since August 1, 2017. Prior to August 2017, Mr. Smith was the President and Chief Executive Officer of Vanguard Natural Resources, LLC since 2006 and as a director since 2008. In 2011, Mr. Smith also served as the President and CEO of Encore Energy Partners LP until its merger completion with Vanguard in December 2011. Before joining Vanguard, from 2004 to 2006, Mr. Smith served as President of Ensource Energy Company, LLC. Mr. Smith was previously a board member and investor in Wiser Investment Company LLC, the largest shareholder in The Wiser Oil Company until its sale to Forest Oil Corporation in 2004. From 2000 to 2004, Mr. Smith served on the board of directors of The Wiser Oil Company. Mr. Smith was also a member of the executive committee of The Wiser Oil Company. From 1998 to 1999, Mr. Smith was the co-manager of San Juan Partners, LLC, which established control of Burlington Resources Coal Seam Gas Trust, which was subsequently sold to Dominion Resources, Inc.

Richard A. Robert, age 51, is the Executive Vice President and Chief Financial Officer of the Company. He has served in such capacity since August 1, 2017. Prior to August 2017, he was the Executive Vice President, Chief Financial Officer, and Secretary of Vanguard Natural Resources, LLC since 2007 and as a director since 2014. In 2011, Mr. Robert also served as the Executive Vice President and Chief Financial Officer of Encore Energy Partners LP until its merger completion with Vanguard in December 2011. Prior to joining Vanguard, Mr. Robert was involved in a number of entrepreneurial ventures and provided financial and strategic planning services to a variety of energy-related companies since 2003. He was Vice President of Finance for Enbridge US, Inc., after its acquisition of Midcoast Energy Resources, Inc. in 2001 where Mr. Robert was Chief Financial Officer and Treasurer. He held these positions from 1996 through 2002 and was responsible for acquisition and divestiture analysis, capital formation, taxation and strategic planning, accounting and risk management, and investor relations. Mr. Robert is a certified public accountant.

Michael Alexander, age 40, is a Managing Director at Marathon Asset Management, a New York based investment manager, which he joined in March 2005. Mr. Alexander focuses on corporate credit and restructuring transactions and covers multiple sectors including energy. Mr. Alexander spent three years in Marathon’s London office from 2006 to 2009 helping build Marathon’s European credit business, before returning to New York. Prior to joining Marathon, he worked at The Blackstone Group in its restructuring advisory business (now PJT Partners). Mr. Alexander received a B.S. in Commerce from the University of Virginia with a concentration in finance (1999).

Joseph Citarrella, age 31, is a Principal at Monarch Alternative Capital LP, a New York-based private investment firm. Prior to joining Monarch in May 2012, Mr. Citarrella was an Associate at Goldman Sachs in the Global Investment Research group, covering the integrated oil, exploration and production, and refining sectors. Mr. Citarrella received a B.A. in Economics from Yale University.

Graham Morris, age 44, is the Distressed Equity Strategy Head for Contrarian Capital Management. Mr. Morris joined Contrarian in 2006 and is responsible for managing the Distressed Equity Strategy. Prior to this role, Mr. Morris was the Assistant Portfolio Manager of Contrarian Long Short and Contrarian Distressed Equity. Before joining Contrarian, Mr. Morris was an Analyst at Advent Capital Management L.L.C. from 2003 to 2005. At Advent Capital, Mr. Morris covered event driven and deep value equities as well as high yield and convertible bond investments. From 2000 to 2002, he was an Associate in the Telecom & Media Investment Banking group at UBS where he advised corporate clients on restructuring activities, high yield offerings, IPOs and mergers, and acquisitions. Mr. Morris received his MBA from Columbia Business School and graduated Phi Beta Kappa with a B.A. in Economics from the University of Texas at Austin.

R. Scott Sloan, age 53, brings significant financial, strategic, and commercial industry experience to the Vanguard board. Most recently, Mr. Sloan oversaw strategic planning, new business development, and oil and gas marketing for Hess Corporation. Previously, Mr. Sloan held various senior leadership positions over his 25 year career at BP, including President of BP Russia, Director of M&A, and several regional Chief Financial Officer roles. Mr. Sloan also held board positions with TNK Holdings, Slavneft, Rusia Petroleum, In Salah Sales, and Medgaz. He received his BA in Economics from Colgate University and MBA in Corporate Finance from the University of Chicago.

Joseph Citarrella will serve as chair of the Board of New VNR.

Compensatory Arrangements of Certain Officers

Second Amended and Restated Employment Agreements

On August 1, 2017, the Company entered into amended and restated employment agreements (the “Employment Agreements”) with each of Scott W. Smith, Richard A. Robert, and Britt Pence (each, an “Executive” and collectively, the “Executives”). The Employment Agreements were effective on the Effective Date, and supersede prior employment agreements dated January 1, 2016. The initial term of the Employment Agreements ends on January 1, 2019, with a subsequent twelve (12) month term extension automatically commencing on January 1, 2019, provided that neither the Company nor the Executives deliver a timely non-renewal notice prior to the expiration date.

The Employment Agreements provide that (i) Mr. Smith is entitled to an annual base salary of $650,000, which will increase to $700,000 on January 1, 2018; (ii) Mr. Robert is entitled to an annual base salary of $490,000, which will increase to $510,000 on January 1, 2018; and (iii) Mr. Pence is entitled to an annual base salary of $450,000, which will increase to $460,000 on January 1, 2018. In addition, the Company’s board of directors (the “Board”) has the discretion to increase the base salaries of Messrs. Smith, Robert and Pence at any time. Subject to certain terms and conditions, the Board may not reduce an Executive’s base salary without his prior written approval.

Each Executive shall be eligible to receive an annual bonus in an amount to be determined by the Board or compensation committee of the Board (the “Compensation Committee”). Furthermore, within five (5) business days of the Effective Date, the Executives will receive quarterly bonuses that accrued from the quarter ended December 31, 2016 through the Effective Date, with the total bonus amounts payable to them being $609,636 for Mr. Smith, $464,272 for Mr. Robert, and $428,595 for Mr. Pence. Each Executive will also be eligible to receive bonus payments through the year ended December 31, 2017 in accordance with Old Vanguard’s 2017 pre-emergence annual cash bonus program. The Employment Agreements provide that Messrs. Smith, Robert and Pence are eligible to participate in the benefit programs generally available to senior executives of the Company, including the management incentive plan (“MIP”) to be implemented by the Board, in its sole discretion.

In the event of the Company’s Change in Control (as defined in the Employment Agreements), the Executives are entitled to certain change in control payments and benefits under the Employment Agreements. If, during the twelve (12) months immediately following the occurrence of a Change of Control of the Company, the Executive is terminated by the Company without Cause or resigns for Good Reason (each as defined below), the Executive will be entitled to receive within ten (10) business days after the date of his termination, accrued compensation and reimbursements listed in the Employment Agreements, and (ii) on the sixtieth (60th) day following the date of termination, a lump sum payment of an amount equaling two (2) times his then-current base-salary and annual bonus.

Under the Employment Agreements, Messrs. Smith, Robert and Pence are entitled to severance payments and benefits upon certain qualifying terminations. Upon a termination by the Company without Cause or termination by any such Executive for Good Reason (and except with respect to a Change of Control within a year of the Effective Date, as described above), the Executive is entitled to receive on the sixtieth (60th) day following the date of termination, a lump sum payment of an amount equal to two and a half (2.5) times the Executive’s then-current base salary. Upon an executive’s termination by Disability (as defined below) or death, the Executive is entitled to accrued compensation and reimbursements. As a condition to receiving any of the Change of Control or severance payments and benefits provided in the Employment Agreements, the terminated Executive (or his legal representative, as applicable) must execute and not revoke a customary severance and release agreement, including a waiver of all claims.

The Employment Agreements generally define the term “Cause” to mean (i) the Executive’s commission of theft, embezzlement, any other act of dishonesty relating to his employment with the Company or any willful violation of any law, rules, or regulation applicable to the Company, including, but not limited to, those laws, rules, or regulations established by the SEC or any self-regulatory organization having jurisdiction or authority over the Executive or the Company; (ii) the Executive’s conviction of, or Executive’s plea of guilty or nolo contendere to, any felony or any other crime involving fraud, dishonesty, or moral turpitude; (iii) a determination by the Board that the Executive has materially breached his Employment Agreement (other than during any period of Disability) where such breach is not remedied within ten (10) business days after written demand by the Board for substantial performance is actually received by the Executive which specifically identifies the manner in which the Board believes the Executive has so breached; or (iv) the Executive’s willful failure to perform the reasonable and customary duties of his position as stated in the Employment Agreement which such failure is not remedied within ten (10) business days after written demand by the Board for substantial performance is actually received by the Executive which specifically identifies the nature of such failure.

The Employment Agreements define the term “Good Reason” to mean the following, without the Executive’s written consent: (a) a material reduction in the Executive’s authority, duties, or responsibilities (excluding any changes to the foregoing resulting from the Company’s emergence from the Chapter 11 Cases); (b) a material reduction in the Executive’s base salary, other than a reduction affecting senior management similarly and in no event more than 10% from the Executive’s base salary in effect on that date; (c) the Executive’s removal from his position as stated in the Employment Agreement, other than for Cause or by death or Disability, to a position that is not at least equivalent in authority and duties (excluding his removal as a member of the Board, as applicable); (d) relocation of the Executive’s principal place of business to a location fifty (50) or more miles from its location as of the date of the Employment Agreement; (e) a material breach by the Company of the Employment Agreement, which materially adversely affects the Executive; (f) the Company’s failure to make any material payment to the Executive required to be made under the Employment Agreement, or (g) the Board or the Compensation Committee (x) fails to make grants of initial awards (“Initial Grants”) under the MIP within ninety (90) days following the Effective Date or (y) fails to grant the Executive an Initial Grant substantially equivalent in value, on the award date, to the lesser of (I) Executive’s past equity awards or (II) grants made at median to similarly situated Executives employed by other companies within the Company’s peer group selected by the Board or a committee thereof based on the recommendation of an independent compensation consultant to the Board or a committee thereof.

The Employment Agreements generally define the term “Disability” to mean the Executive’s inability to substantially perform his duties as an employee of the Company as a result of sickness or injury, and continued inability to perform any such duties for a period of more than 180 consecutive days in any 12 month period.

The Employment Agreements contain standard non-competition, non-solicitation and confidentiality provisions.

The foregoing description of the Employment Agreements does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Employment Agreements, which are filed as Exhibits 10.9, 10.10, and 10.11 to this Form 8-K15D5 and are incorporated by reference herein.

Indemnification

The disclosure regarding indemnification of officers and directors included under Item 5.03 of this Form 8-K15D5 is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On the Effective Date, pursuant to the Plan, the Company filed an Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the office of the Secretary of State of the State of Delaware. Also on the Effective Date, and pursuant to the terms of the Plan, the Company adopted Amended and Restated Bylaws (the “Bylaws”).

Authorized Capitalization

The Certificate of Incorporation provides that the Company is authorized to issue 60,000,000 shares of capital stock, divided into two classes consisting of (a) 50,000,000 shares of New Common Stock and (b) 10,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

New Common Stock

Voting Rights

Each holder of Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election or removal of directors.

The Certificate of Incorporation provides that the Whole Board (as defined in the Certificate of Incorporation) will initially be comprised of six directors and no director may be removed, with or without cause, without the affirmative vote or written consent of the holders of at least a majority of the voting power of the shares entitled to vote generally in the election of directors of the Company. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors that comprise the Whole Board will be fixed from time to time exclusively by the Board as provided in the Bylaws.

The Bylaws provide that all elections of directors of the Company will be determined by a plurality of the votes cast, and except as otherwise required by law or the rules of any stock exchange upon which the Company’s securities are listed or as otherwise provided in the Bylaws or the Certificate of Incorporation, all other matters will be determined by a majority of the votes cast affirmatively or negatively, on such matter.

Liquidation

Except as otherwise required by the Bylaws or Certificate of Incorporation, the New Common Stock will have all rights and privileges typically associated with such securities as set forth in the General Corporation Law of the State of Delaware (“DGCL”) in relation to rights upon liquidation.

Preferred Stock

Under the terms of the Certificate of Incorporation, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote thereon, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any preferred stock designation.

The Board is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the state of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.

The Company has opted out of Section 203 of the DGCL.

Special Meetings of Stockholders

The Bylaws provide that, except as otherwise required by applicable law or provided in the Certificate of Incorporation, special meetings of the stockholders, other than those required by statute, may be called at any time pursuant upon the written request of the (i) Board, (ii) the Chairman of the Board or (iii) by one or more stockholders holding, in the aggregate, at least a majority of the voting power of the shares entitled to vote in the election of directors of the Company.

No Cumulative Voting

The Certificate of Incorporation provides that there will be no cumulative voting by stockholders in the election of directors.

Authorized but Unissued Shares

Under Delaware law, the Company’s authorized but unissued shares of New Common Stock are available for future issuance without stockholder approval. The Company may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued shares of New Common Stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Limitation on Liability of Directors and Officers

The Certificate of Incorporation limits liability of directors to the fullest extent that the DGCL or any other law of the state of Delaware, as the same exists or may be amended, permits the limitation or elimination of the liability of directors and provides that no person who is or was a director of the Company will be personally liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director.

In addition, with certain exceptions, the Certificate of Incorporation requires that the Company indemnify its directors and officers to the fullest extent authorized or permitted by applicable law and that the Company pay such expenses in advance. The Company may also maintain directors’ and officers’ liability insurance. The Company believes that these indemnifications provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in the Certificate of Incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such action, if successful, might otherwise benefit the Company and its stockholders.

Indemnification of Directors and Officers

Section 145 of the DGCL permits corporations to indemnify directors and officers. The statute generally requires that to obtain indemnification the director or officer must have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and, additionally, in criminal proceedings, that the officer or director had no reasonable cause to believe his conduct was unlawful. In any proceeding by or in the right of the corporation, no indemnification may be provided if the director or officer is adjudged liable to the corporation (unless ordered by the court). Indemnification against expenses actually and reasonably incurred by a director or officer is required to the extent that such director or officer is successful on the merits in the defense of the proceeding.

The Certificate of Incorporation provides that the Company will indemnify and hold harmless, to the fullest extent permitted by the DGCL, any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was one of the Company’s directors or officers or is or was serving at the Company’s request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Certificate of Incorporation further provides for the advancement of expenses to each of its officers and directors.

The Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, the Company’s directors shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Under Section 102(b)(7) of the DGCL, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty can be limited or eliminated except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (2) for any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL (relating to unlawful payment of dividend or unlawful stock purchase or redemption); or (4) for any transaction from which the director derived an improper personal benefit.

The Company also maintains a general liability insurance policy which covers certain liabilities of directors and officers of the Company arising out of claims based on acts or omissions in their capacities as directors or officers, whether or not the Company would have the power to indemnify such person against such liability under the DGCL or the provisions of the Certificate of Incorporation.

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is American Stock Transfer & Trust Company, LLC.

The descriptions of the Certificate of Incorporation and the Bylaws are qualified in their entirety by reference to the full texts of the Certificate of Incorporation and the Bylaws, which are included as Exhibits 3.1 and 3.2 to this Form 8-K15D5, respectively, and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

Press Release

On August 1, 2017, the Company issued a press release (the “Press Release”) announcing the consummation of the Plan and emergence from the Chapter 11 Cases on the Effective Date, as disclosed herein, a copy of which is furnished as Exhibit 99.2 hereto and incorporated into this Item 7.01 by reference.

Forward-Looking Statements

Statements in this Form 8-K15D5 and the Press Release that relate to future results and events are not facts and constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are based on the Company’s current expectations, estimates and assumptions and, as such, involve certain risks and uncertainties. The ability of the Debtors to predict results or the actual effects of its plans and strategies is subject to inherent uncertainty. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. All statements other than statements of historical fact, including statements containing the words “intends,” “believes,” “expects,” “will,” and similar expressions, are statements that could be deemed to be forward-looking statements. In addition, the forward-looking statements represent the Company’s views as of the date as of which they were made. The Company anticipates that subsequent events and developments may cause its views to change. However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in Old Vanguard’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the SEC on March 15, 2017, under the headings “Risk Factors” and “Forward-Looking Statements.”

The information in Item 7.01 of this Form 8-K15D5, including the attached Exhibit 99.2, is being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, is not subject to the liabilities of that section and is not deemed incorporated by reference in any of the Debtors’ filings under the Securities Act, unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

Exhibit	Description

2.1	Modified Second Amended Joint Plan of Reorganization under Chapter 11 of Bankruptcy Code of Vanguard Natural Resources, LLC (incorporated by reference to the Company’s Current Report on Form 8-K filed July 19, 2017)

3.1	Amended and Restated Certificate of Incorporation of Vanguard Natural Resources, Inc.

3.2	Amended and Restated Bylaws of Vanguard Natural Resources, Inc.

4.1	Amended and Restated Indenture, dated as of August 1, 2017, among Vanguard Natural Resources, Inc., the guarantors named therein and Delaware Trust Company, as trustee and collateral trustee

10.1	Fourth Amended and Restated Credit Agreement, dated as of August 1, 2017, by and among Vanguard Natural Gas, LLC, Citibank N.A., as Administrative Agent and the financial institutions thereto

10.2	First Lien Pledge and Security Agreement, dated as of August 1, 2017, by and among Vanguard Natural Resources, Inc., Vanguard Natural Gas, LLC and Citibank, N.A., as administrative agent

10.3	Second Lien Pledge and Security Agreement, dated as of August 1, 2017, by and among Vanguard Natural Resources, Inc. and Delaware Trust Company, as collateral agent

10.4	Second Lien Pledge and Security Agreement, dated as of August 1, 2017, by and among certain subsidiaries and affiliates of Vanguard Natural Resources, Inc. and Delaware Trust Company, as collateral agent.

10.5	Intercreditor Agreement, dated as of August 1, 2017, by and among Citibank, N.A., as priority lien agent, and Delaware Trust Company, as second lien collateral trustee, and acknowledged and agreed to by Vanguard Natural Gas, LLC, Vanguard Natural Resources, Inc. and the other grantors party thereto

10.6	Collateral Trust Agreement, dated as of August 1, 2017, by and among Vanguard Natural Resources, Inc., the grantors and guarantors named therein and Delaware Trust Company as trustee and as collateral trustee

10.7	Registration Rights Agreement, dated as of August 1, 2017, between Vanguard Natural Resources, Inc. and certain parties thereto.

10.8	Warrant Agreement, dated as of August 1, 2017, between Vanguard Natural Resources, Inc., as Issuer, and American Stock Transfer & Trust Company, LLC, as warrant agent.

10.9	Second Amended and Restated Employment Agreement of Scott W. Smith, dated August 1, 2017

10.10	Second Amended and Restated Employment Agreement of Richard A. Robert, dated August 1, 2017

10.11	Second Amended and Restated Employment Agreement of Britt Pence, dated August 1, 2017

99.1	Order Confirming Debtors’ Modified Second Amended Joint Plan of Reorganization under Chapter 11 of Bankruptcy Code of Vanguard Natural Resources, LLC (incorporated by reference to the Company’s Current Report on Form 8-K filed July 19, 2017)

99.2	Press Release dated August 1, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, INC.

Dated: August 2, 2017	By:	/s/ Richard A. Robert
		Name:	Richard A. Robert
		Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit	Description

2.1	Modified Second Amended Joint Plan of Reorganization under Chapter 11 of Bankruptcy Code of Vanguard Natural Resources, LLC (incorporated by reference to the Company’s Current Report on Form 8-K filed July 19, 2017)

3.1	Amended and Restated Certificate of Incorporation of Vanguard Natural Resources, Inc.

3.2	Amended and Restated Bylaws of Vanguard Natural Resources, Inc.

4.1	Amended and Restated Indenture, dated as of August 1, 2017, among Vanguard Natural Resources, Inc., the guarantors named therein and Delaware Trust Company, as trustee and collateral trustee

10.1	Fourth Amended and Restated Credit Agreement, dated as of August 1, 2017, by and among Vanguard Natural Gas, LLC, Citibank N.A., as Administrative Agent and the financial institutions thereto

10.2	First Lien Pledge and Security Agreement, dated as of August 1, 2017, by and among Vanguard Natural Resources, Inc., Vanguard Natural Gas, LLC and Citibank, N.A., as administrative agent

10.3	Second Lien Pledge and Security Agreement, dated as of August 1, 2017, by and among Vanguard Natural Resources, Inc. and Delaware Trust Company, as collateral agent

10.4	Second Lien Pledge and Security Agreement, dated as of August 1, 2017, by and among certain subsidiaries and affiliates of Vanguard Natural Resources, Inc. and Delaware Trust Company, as collateral agent.

10.5	Intercreditor Agreement, dated as of August 1, 2017, by and among Citibank, N.A., as priority lien agent, and Delaware Trust Company, as second lien collateral trustee, and acknowledged and agreed to by Vanguard Natural Gas, LLC, Vanguard Natural Resources, Inc. and the other grantors party thereto

10.6	Collateral Trust Agreement, dated as of August 1, 2017, by and among Vanguard Natural Resources, Inc., the grantors and guarantors named therein and Delaware Trust Company as trustee and as collateral trustee

10.7	Registration Rights Agreement, dated as of August 1, 2017, between Vanguard Natural Resources, Inc. and certain parties thereto.

10.8	Warrant Agreement, dated as of August 1, 2017, between Vanguard Natural Resources, Inc., as Issuer, and American Stock Transfer & Trust Company, LLC, as warrant agent.

10.9	Second Amended and Restated Employment Agreement of Scott W. Smith, dated August 1, 2017

10.10	Second Amended and Restated Employment Agreement of Richard A. Robert, dated August 1, 2017

10.11	Second Amended and Restated Employment Agreement of Britt Pence, dated August 1, 2017

99.1	Order Confirming Debtors’ Modified Second Amended Joint Plan of Reorganization under Chapter 11 of Bankruptcy Code of Vanguard Natural Resources, LLC (incorporated by reference to the Company’s Current Report on Form 8-K filed July 19, 2017)

99.2	Press Release dated August 1, 2017